UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2009

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2009, at a special meeting of the shareholders of Hampton Roads Bankshares, Inc. (“the Company”), the shareholders approved an amendment to the Articles of Incorporation to increase in the number of shares of common stock that the Company is authorized to have issued and outstanding to 70,000,000. Also on July 27, 2009, the Company filed Articles of Amendment with the Commonwealth of Virginia State Corporation Commission for the purpose of amending its Articles of Incorporation to increase the number of authorized shares of common stock to 70,000,000.

A copy of the Amended and Restated Articles of Incorporation of the Company reflecting the amendments described above is being filed herewith as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On July 30, 2009, we announced that Douglas D. Wall joined the Company as Executive Vice President and Chief Credit Officer.

The Company has issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Ex. 3.1	Amended and Restated Articles of Incorporation of Hampton Roads Bankshares, Inc.

Ex. 99.1	Press Release dated July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: July 30, 2009	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

Ex. 3.1	Amended and Restated Articles of Incorporation of Hampton Roads Bankshares, Inc.

Ex. 99.1	Press Release dated July 30, 2009